Exhibit 99.3

INDEPENDENT AUDITORS’ REPORT

To the Members
Brooklyn Renaissance Holding Company LLC

We have audited the accompanying consolidated and combined financial statements of Brooklyn Renaissance Holding Company LLC and Affiliated Entities, which comprise the consolidated and combined balance sheets as of December 31, 2013 and 2012, and the related consolidated and combined statements of income and comprehensive income, changes in members’ deficiency and cash flows for the years then ended, and the related notes to the consolidated and combined financial statements.

Management’s Responsibility for the Consolidated and Combined Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated and combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated and combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated and combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated and combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated and combined financial statements.

(Continued)

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of Brooklyn Renaissance Holding Company LLC and Affiliated Entities as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Friedman LLP
New York, NY
April 4, 2014

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

CONSOLIDATED AND COMBINED BALANCE SHEETS

	December 31,
	2013	2012
ASSETS
Real estate, net	$76,902,618	$81,041,839

Cash and cash equivalents	2,711,113	3,111,206
Escrow deposits	744,474	435,460
Investments	433,570	433,382
Tenant and other receivables	1,284,743	542,479
Prepaid expenses	615,329	568,307
Deferred rent receivable	19,436,430	21,319,766
Deferred costs, net	3,532,877	4,389,282
	$105,661,154	$111,841,721

LIABILITIES AND MEMBERS’ DEFICIENCY
Liabilities
Bonds payable	$74,797,300	$84,879,900
Mortgages payable	43,771,791	44,331,056
Note payable	58,519	114,390
Accounts payable, accrued expenses and other liabilities	9,395,164	7,899,219
Interest rate swap agreement	136,000	540,063
Due to Brooklyn Renaissance Hotel LLC	3,066,102	3,054,771
	131,224,876	140,819,399

Contingencies

Members’ deficiency	(25,563,722)	(28,977,678)
	$105,661,154	$111,841,721

See notes to consolidated and combined financial statements.

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME

	Year Ended December 31,
	2013	2012
Revenues
Rental and other income	$27,646,603	$28,084,853
Garage operations	4,590,027	4,047,992
	32,236,630	32,132,845
Expenses
Management fees	570,100	570,100
Administration	349,027	286,928
Payroll	675,679	632,812
Utilities	4,029,224	3,491,935
Cleaning	2,802,951	2,669,553
Repairs and maintenance	926,708	890,794
Security	682,602	649,262
Building operations	390,898	347,827
Garage operations	1,118,027	1,101,344
Ground rent	809,784	754,527
Payments in lieu of taxes and business improvement
district costs	1,804,129	1,465,794
Depreciation and amortization	5,099,365	5,043,554
	19,258,494	17,904,430

Operating income	12,978,136	14,228,415

Other income (expense)
Interest expense, net of interest income	(9,947,362)	(10,859,006)
Realized gain on U.S. Treasury Bond redemption
(includes $136,261 accumulated other comprehensive income
reclassifications for unrealized net gains on investment)	115,380	-
Unrealized gain on interest rate swap agreement	404,063	293,172
	(9,427,919)	(10,565,834)

Net income	3,550,217	3,662,581

Other comprehensive income
Unrealized gain on investment	-	527

Comprehensive income	$3,550,217	$3,663,108

See notes to consolidated and combined financial statements.

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIENCY

							Reclassifications
			Unrealized				of Unrealized
	Balance,		Holding Gain		Balance,		Holding Loss	Balance,
	January 1,	Net Income	on Investments	Distributions	December 31,	Net Income	on Investments	December 31,
	2012	2012	2012	2012	2012	2013	2013	2013

MWR L.L.C.	$(20,476,904)	$1,419,250	$-	$(400,000)	$(19,457,654)	$1,375,709	$-	$(18,081,945)

Luk-Ren, Inc.	(11,499,616)	2,243,331	-	(400,000)	(9,656,285)	2,174,508	-	(7,481,777)

Accumulated other comprehensive
income (loss)	135,734	-	527	-	136,261	-	(136,261)	-
	$(31,840,786)	$3,662,581	$527	$(800,000)	$(28,977,678)	$3,550,217	$(136,261)	$(25,563,722)
See notes to consolidated and combined financial statements.

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012
Cash flows from operating activities
Net income	$3,550,217	$3,662,581
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	5,099,365	5,043,554
Realized gain on U.S. Treasury Bond redemption	(115,380)	-
Unrealized gain on interest rate swap agreement	(404,063)	(293,172)
Changes in assets and liabilities
Escrow deposits	(309,014)	(194,514)
Tenant and other receivables	(742,264)	(342,781)
Prepaid expenses and other assets	(47,022)	(26,642)
Deferred rent receivable	1,883,336	1,201,211
Accounts payable and accrued expenses	1,495,937	464,320
Net cash provided by operating activities	10,411,112	9,514,557

Cash flows from investing activities
Additions to property and improvements	(103,738)	(463,393)
Proceeds from U.S. Treasury Bond redemption	162,000	-
Purchase of available-for-sale securities, net of proceeds
from sales and redemptions	(183,062)	(27)
Net cash used in investing activities	(124,800)	(463,420)

Cash flows from financing activities
Repayment of bond principal	(10,082,600)	(8,592,800)
Repayment of mortgage principal	(559,265)	(360,287)
Repayment of note payable	(55,871)	(53,342)
Due to Brooklyn Renaissance Hotel	11,331	-
Distributions to members	-	(800,000)
Net cash used in financing activities	(10,686,405)	(9,806,429)

Net decrease in cash and cash equivalents	(400,093)	(755,292)

Cash and cash equivalents, beginning of year	3,111,206	3,866,498
Cash and cash equivalents, end of year	$2,711,113	$3,111,206

Supplemental cash flow disclosure
Interest paid	$10,021,540	$10,903,669

Noncash investing activities
Unrealized holding gain on investments recorded in
other comprehensive income	-	(527)

See notes to consolidated and combined financial statements.

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

1 - ORGANIZATION

Brooklyn Renaissance Plaza (“BRP”) was organized on June 27, 1996 as a New York limited liability company to construct and operate a mixed-use development project (the “Project”) under its leasehold interest on city-owned property located at Jay, Johnson and Adams Streets in downtown Brooklyn, New York. The members of BRP were MWR L.L.C. (“MWR”), a New York limited liability company and affiliate of Muss Development LLC; TCG Brooklyn L.L.C. (“TCG”), a Delaware limited liability company and affiliate of Carlyle Group, a merchant bank; and Luk-Ren, Inc. (“Luk-Ren”), a subsidiary of Leucadia National Corporation (collectively, the “Members”). On July 23, 2004, MWR and Luk-Ren purchased equal interests of TCG’s interest in the entity and TCG withdrew as a member.

The Project is a 31-story building tower with two office units:

•	Office Unit #1, which is leased to the Kings County District Attorney, has approximately 420,000 rentable square feet;
•
Office Unit #2, which is leased to the Empire Insurance Company (“Empire”), an operating subsidiary of Leucadia National Corporation, has approximately 286,000 rentable square feet, an office and retail unit, and an underground garage unit.

In 1998, BRP entered into a series of transactions constituting an internal reorganization of entities under common control. The transactions were all recorded at historical cost.

On December 29, 1998, the Members contributed their interests in BRP to Brooklyn Renaissance Holding Company LLC (the “Company”), a New York limited liability company organized on December 23, 1998. Concurrently, the assets of the underground garage unit were distributed to the Members, who contributed the assets to Brooklyn Renaissance Garage LLC (“BRG”), a New York limited liability company organized on December 23, 1998 to operate and manage the garage. The Company wholly owns BRP and BRG. The Company is owned by the Members with the same percentage interests they originally had in BRP as adjusted for the 2004 purchase of TCG’s member interest by MWR and Luk-Ren.

The Company’s operating agreement (the “Agreement”) dated December 29, 1998 provides that:

a.	The term of the Company shall continue until December 31, 2095 unless it is terminated earlier by mutual agreement.
b.	Profits and losses are to be allocated to the Members in accordance with their percentage interests.
c.	Distributions are to be allocated in accordance with the Agreement.

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation and Combined Presentation
The consolidated and combined financial statement presentation reflects the consolidated accounts of the Company and its wholly owned subsidiaries, BRP and BRG. The presentation also combines the accounts of BRP II LLC and Brooklyn Renaissance Funding Company LLC (“BRF LLC”), entities with common ownership and management. All significant intercompany transactions and accounts have been eliminated.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to depreciable lives, impairment of real estate and the recovery of trade accounts receivable. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Cash balances in banks are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Tenant Receivables
Tenant receivables are stated at net realizable value. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Accounts are considered past due or delinquent based on contractual terms and how recently payments have been received. At December 31, 2013 and 2012, no allowance was considered necessary.

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Real Estate, Net
Real estate is recorded at cost. Maintenance and repairs are charged to operations at the time the expenditures are made, whereas betterments and improvements are capitalized. Upon sale or other disposition of real estate, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

The Company reviews the carrying values of its long-lived assets whenever events or changes in circumstances indicate that the carrying values may no longer be appropriate. Recoverability of carrying values is assessed by estimating future net cash flows from the assets. Based on management’s evaluations, no impairment charge was deemed necessary at December 31, 2013 and 2012.

Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Future events and changing market conditions may impact management’s assumptions as to rental rates, costs, holding periods or other factors that may result in changes in the Company’s estimates of future cash flows. Although management believes the assumptions used in testing for impairment are reasonable, changes in any one of the assumptions could produce a significantly different result.

Investments
Investments consist of U.S. Treasury notes available for sale. Available-for-sale investments are stated at fair value using quoted market prices (Level 1 inputs), with changes in unrealized holding gains included in other comprehensive income.

Deferred Costs, Net
Deferred costs consist of deferred financing and leasing costs. Deferred financing costs are being amortized on a straight-line basis over the life of the bonds and mortgage, which approximates the effective interest method. Deferred leasing costs are being amortized on a straight-line basis over the life of the respective leases. Amortization of deferred financing costs is included in interest expense.

Comprehensive Income
Comprehensive income includes all changes in members’ deficiency, with the exception of additional investments made by Members or distributions to Members. The Company’s comprehensive income includes net income and the unrealized holding gain (loss) on investments.

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Rental Income
Leases are classified as operating leases and minimum revenues are recognized on a straight-line basis over the terms of the respective leases. Deferred rent receivable represents the cumulative amount by which straight-line rental revenue exceeds rents currently billed in accordance with the lease agreements.

Depreciation
Depreciation on building and improvements is calculated using the straight-line method over an estimated useful life of 39 years. Depreciation on tenant improvements is calculated using the straight-line method over the terms of the respective leases or the useful life, whichever is shorter. Depreciation on garage equipment and furniture and fixtures is calculated using the straight-line method over an estimated useful life of five and seven years.

Income Taxes
The Company has elected to be treated as a partnership for federal tax purposes. As a partnership, the Company is not directly subject to tax, and the taxable income or loss of the Company is included in the tax returns of the Members; accordingly, no provision for income tax expense or benefit is reflected in the accompanying financial statements. The Company is subject to New York City unincorporated business tax on net parking income.

Federal, state and local tax returns for years prior to 2010 are no longer subject to examination by tax authorities.

Presentation of Sales Tax
New York City (the “City”) imposes a sales tax on parking and garaging. The Company’s parking garage operator collects the sales tax from customers and remits the amount to the City. The Company’s accounting policy is to record the tax collected and remitted to the City in revenues and expenses.

Fair Value Measurements
GAAP defines fair value, provides guidance for measuring fair value and requires certain disclosures utilizing a fair value hierarchy which is categorized into three levels based on the inputs to the valuation techniques used to measure fair value. These principles discuss valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost).

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements (Continued)
The following is a brief description of those three levels:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:
Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs that reflect the Company’s own assumptions.

The following is a description of the valuation methodology used for the financial instrument measured at fair value, including the general classification of such instrument pursuant to the valuation hierarchy:

Derivatives - Interest Rate Swap
The interest rate swap is valued by an estimate of the net present value of the expected cash flows from each transaction between the Company and counterparty using relevant mid-market data inputs and based on the assumption of no unusual market conditions or forced liquidation. The fair value was provided by a third party and is classified as a Level 2 input. The net present value includes unrealized holding gains and losses for the years ended December 31, 2013 and 2012.

GAAP also requires certain entities to disclose the fair value of specified financial instruments for which it is practicable to estimate that value. Cash and cash equivalents, escrow deposits, tenant and other receivables, prepaid expenses and other assets, accounts payable, accrued expenses and other liabilities and intercompany payables are reflected in the accompanying balance sheets at amounts considered by management to reasonably approximate fair value due to their liquidity and short-term nature. It is not practicable to estimate the fair value of the mortgage notes payable because quoted market prices do not exist, and it was not practicable to make estimates through other means.

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements (Continued)
In connection with a mortgage loan on the garage assets, the Company entered into an interest rate swap agreement, as described previously in this Note. Since the Company has not made a hedge designation for this derivative instrument, the interest rate swap is recognized as either an asset or liability and changes in its fair value are recognized as a component of net income in the current period. The Company has recorded a liability at the estimated fair value of the interest rate swap, using Level 2 inputs.

Reclassifications
Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

Subsequent Events
These financial statements were approved by management and available for issuance on April 4, 2014. Management has evaluated subsequent events through this date.

3 - REAL ESTATE, NET

	December 31,
	2013	2012

Building and improvements	$120,079,073	$119,975,335
Tenant improvements	18,810,403	18,810,403
Equipment	1,223,443	1,223,443
	140,112,919	140,009,181
Less - Accumulated depreciation	63,210,301	58,967,342
	$76,902,618	$81,041,839

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

4 - TENANT AND OTHER RECEIVABLES

Tenant and other receivables consist of the following:

	December 31,
	2013	2012

Tenant receivables	$1,182,646	$273,488
Due from Central Parking Systems	102,097	268,991
	$1,284,743	$542,479

5 - DEFERRED COSTS, NET

Deferred costs, net of accumulated amortization are as follows:

	December 31,
	2013	2012

Unamortized mortgage costs	$1,644,887	$2,125,686
Unamortized leasing costs, other	1,340,467	1,623,127
Unamortized leasing commissions	547,523	640,469
	$3,532,877	$4,389,282

6 - BONDS PAYABLE

Two separate bonds were issued to fund construction costs for Office Unit #1 and Office Unit #2, as described below.

Office Unit #1 Funding
BRF LLC issued lease revenue bonds to qualified institutional buyers to finance the construction of Office Unit #1 for the Kings County District Attorney’s Office. The bonds were issued in three tranches, Series A, Series B and Series C, with a total face value of $80,766,000. The Series A and Series B tranches have been repaid. The principal balance of the Series C tranche is $45,916,200 and $52,008,800 at December 31, 2013 and 2012, respectively.

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

6 - BONDS PAYABLE (Continued)

Office Unit #1 Funding (Continued)
Upon commencement of the District Attorney’s lease of Office Unit #1, rents paid by the City were used to make principal and interest payments on the above series of bonds.

The total monthly payment on the Series C Bonds was approximately $880,000 through September 11, 2013. Thereafter, the total monthly payment increased to approximately $1,011,000, until the bond maturity date of September 11, 2018.

Office Unit #2 Funding
Bonds for Office Unit #2 were issued on July 11, 1996 by BRP II LLC, as 8.8% taxable industrial revenue bonds due September 11, 2018, with a total face value of $53,433,000. The principal balance at December 31, 2013 and 2012 is $28,881,100 and $32,871,100, respectively. Such bonds were sponsored by the NYC Industrial Development Corp. to fund the construction of the space to be occupied by Empire. The bonds are payable solely from the lease payments due to the Company as lessor.

The total monthly payment was approximately $541,000 through September 11, 2013, and thereafter, the total monthly payment increased to approximately $622,000, until the bond maturity date of September 11, 2018.

Annual future maturities of both bonds are as follows:

Year Ending
December 31,	Office Unit #1	Office Unit #2	Total

2014	$7,977,000	$5,124,300	$13,101,300
2015	8,797,100	5,593,700	14,390,800
2016	9,702,100	6,106,500	15,808,600
2017	10,700,000	6,666,100	17,366,100
2018	8,740,000	5,390,500	14,130,500
	$45,916,200	$28,881,100	$74,797,300

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

7 - MORTGAGES PAYABLE

Garage Unit
The mortgage loan was refinanced on April 28, 2009 with a $17,225,000 mortgage loan from Capital One, N.A. The mortgage loan requires monthly payments of interest and principal. Interest is at LIBOR plus 2.75% and the principal payment increases by 5.64% every year on the anniversary date of the loan. The mortgage matures on May 1, 2014, with a final payment of approximately $15,821,000 at maturity. The mortgage is collateralized by the garage unit assets of the Company.

In connection with the mortgage loan, the Company entered into an interest rate swap agreement with Capital One, N.A. that fixed the interest rate at 5.5%. The notional amount of the interest rate swap is $17,225,000, amortizes at the same rate as the mortgage loan and terminates on May 1, 2014. At December 31, 2013 and 2012, the Company recorded an unrealized gain approximating $404,000 and $293,000, respectively, which represents the change in fair value in the interest rate swap agreement.

The Company has the intention and the ability to refinance the mortgage loan on the garage unit when or before it matures.

Office/Retail Unit
A $28,000,000 mortgage loan payable to CIBX Commercial Mortgage, LLC required monthly payments of interest only at 5.35% through June 1, 2013. Commencing on July 1, 2013, the mortgage loan requires monthly interest and principal payments of $156,356 based on a 30-year amortization. The loan matures on June 1, 2021, with a final payment of approximately $24,439,000. The mortgage loan is collateralized by the office/retail unit assets of the Company.

Annual future maturities are as follows:

Year Ending
December 31,

2014	$377,000
2015	397,000
2016	415,000
2017	443,000
2018	467,000
Thereafter	25,722,000
$27,821,000

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

8 - NOTE PAYABLE

On January 1, 2005, the Company entered into an agreement with Metro Energy, LLC to purchase electrical transformers. The purchase price was $1,100,000, of which $850,000 was financed through an interest-free loan payable over ten years. Payments are $10,000 a month through February 2009 and $5,000 a month for the balance of the term. This note was recorded at present value, using a discount rate of 4.64%. The principal balance of the note payable was $58,519 and $114,390 at December 31, 2013 and 2012, respectively.

9 - RENTAL INCOME

The Company leases its commercial office space to tenants under various lease agreements. These agreements, which are classified as operating leases, include renewal options and provisions for additional rent based on increases in operating expenses over base period amounts. The leases generally also require tenants to reimburse the Company for increases in certain operating costs and real estate taxes above base year costs based on the CPI.

Future minimum rentals required under noncancelable leases, not including tenant reimbursements, as of December 31, 2013, are approximately as follows:

Year Ending
December 31,

2014	$24,530,000
2015	24,463,000
2016	24,048,000
2017	24,043,000
2018	18,571,000
Thereafter	8,191,000
$123,846,000

Two tenants leased approximately 48% and 31% of rentable space, representing approximately 81% of the total base rent for each of the years ended December 31, 2013 and 2012, respectively. Both leases expire in 2018.

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

9 - RENTAL INCOME (Continued)

Contingent rentals (electricity escalations, operating escalations and real estate tax escalations) included in rental income were $7,394,649 and $7,432,028 for the years ended December 31, 2013 and 2012, respectively.

10 - GROUND RENT

Pursuant to the terms of the ground lease agreement with the City expiring June 18, 2086, ground rent is payable at a fixed annual rate of $312,834 through June 1, 2022, after which ground rent is payable at an annual amount equal to the fair market rental value of the land. In addition, the Company is obligated to pay as additional base rent, 21% of operating garage cash flow, as defined in the agreement. The Company accrued approximately $525,000 and $425,000 of additional garage rent for the years ended December 31, 2013 and 2012, respectively.

11 - MANAGEMENT AGREEMENTS

The Company entered into a management agreement with Central Parking Systems of New York, Inc. to manage and operate the garages. The management agreement renews annually on December 31 unless terminated by either party upon 30 days’ written notice. Annual management fees are $48,000 for each of the years ended December 31, 2013 and 2012.

The Company had entered into a management agreement with Complete Health and Fitness Concepts, Inc. to manage and operate the pool facilities. Management fees were $49,773 for the year ended December 31, 2012.

Effective April 1, 2012, the Company has entered into a management agreement with American Leisure Services Corp. to manage and operate the pool facilities. The management agreement renews annually unless terminated by either party upon 30 days’ written notice. Management fees were $134,325 and $99,014 for the years ended December 31, 2013 and 2012, respectively.

BROOKLYN RENAISSANCE HOLDING COMPANY LLC
AND AFFILIATED ENTITIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

12 - RELATED PARTY TRANSACTIONS

Renaissance Property Managers LLC (“RPM LLC”), an affiliate of MWR LLC, is entitled to receive $47,508 a month to manage the office and garage units of the building. The Company paid $570,100 as management fees for each of the years ended December 31, 2013 and 2012.

Empire, an affiliate of Luk-Ren and tenant in Office Unit #2, paid approximately $6,700,000 and $6,500,000 in rent during the years ended December 31, 2013 and 2012, respectively, representing approximately 31% of total base rent and occupying approximately 31% of rentable space.

During 1996, Empire received a date-certain payment of $1,691,000 as consideration for a guarantee to commence rental payments on November 1, 1998 even if construction was not completed on such date. The payment is included in deferred costs and is being amortized over the lease term.

Luk-Ren received payments of approximately $591,000 in total for the costs of obtaining a letter of credit to cover the Empire rent commitment. These costs are included in deferred costs and are being amortized over the lease term.

Amounts due to Brooklyn Renaissance Hotel LLC are $3,066,102 and $3,054,771 at December 31, 2013 and 2012, respectively. The amounts are noninterest-bearing and payable on demand.

13 - CONTINGENCIES

The Company, from time to time, is involved in various legal proceedings incurred in the normal course of business. In the opinion of management, if adversely decided, none of these proceedings would have a material effect on the Company’s financial position or results of operations.

14 - UNION AGREEMENT

In accordance with the collective bargaining agreement between RPM LLC and the United Construction Trades & Industrial Employees (“U.C.T.I.E.”) that expires on January 31, 2015, the Company participates in three multiemployer plans that provide benefits other than pensions to all covered employees. The Company is required to make monthly contributions for all covered employees to the United Benefit Fund, a health and welfare fund, as well as to the U.C.T.I.E. 401(k) Savings Plan and the Labor Management Corporation Committee/Member Benefit and Scholarship Fund. The Company’s contributions of $36,837 and $34,457 to such plans for the years ended December 31, 2013 and 2012, respectively, were recorded in union expense.